UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2011

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 962-9111
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure set forth under Item 5.03 below regarding amendment to the Restated Certificate of Incorporation, as amended, of Southwall Technologies Inc., which is incorporated by reference into this Item 3.03.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Southwall Technologies Inc. (the “Company”) today announced that it has filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) to (i) effect a 1-for-5 reverse stock split (“Reverse Stock Split”), effective on March 14, 2011 (the “Effective Time”), and (ii) reduce the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), under the Company’s Restated Certificate of Incorporation, as amended, from 50 million to 10 million to reflect the Reverse Stock Split ratio.

As previously disclosed, at the annual meeting of stockholders of the Company held on May 12, 2010, the stockholders approved a proposal to authorize the Board of Directors, in its discretion, to amend the Restated Certificate of Incorporation to effectuate the Reverse Stock Split and reduction in the number of authorized shares of Common Stock.  The Board of Directors voted to proceed with the Reverse Stock Split and reduction in authorized shares, to be effective March 14, 2011. For further information about the Reverse Stock Split and reduction in the number of authorized shares of Common Stock, please refer to the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on April 8, 2010.

At the Effective Time, every five shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of Common Stock.  In lieu of fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.  Further, shares of preferred stock and options outstanding as of the Effective Time will be adjusted in accordance with the terms thereof.  These adjustments will include changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable conversion or exercise price.

The Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of the Company is filed as Exhibit 3.1 hereto and is incorporated by reference herein.  The press release announcing the Reverse Stock Split is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	No. Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, of Southwall Technologies, Inc.

99.1	Press Release dated March 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 14, 2011	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis F. Capovilla
Dennis F. Capovilla
Chief Executive Officer

Exhibit Index

Exhibit	No. Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, of Southwall Technologies, Inc.

99.1	Press Release dated March 14, 2011